Laidlaw Receives Surface Transportation Board and CFIUS Approval to Proceed with Merger with
FirstGroup plc

NAPERVILLE, ILLINOIS, May 23, 2007 – Laidlaw International, Inc. (NYSE: LI) today announced that the United States Surface Transportation Board approved Laidlaw’s proposed merger with FirstGroup plc. The Surface Transportation Board’s approval became effective on May 21, 2007. This follows clearance by the Committee on Foreign Investment in the United States, under provisions of the Exon-Florio amendment, earlier this month.

The merger transaction is subject to certain closing conditions, including further regulatory approval in the U.S. and Canada.

On February 9, 2007 Laidlaw announced that the Company had entered into a merger agreement with FirstGroup plc to acquire all outstanding shares of Laidlaw for $35.25 per share.

About Laidlaw International, Inc.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport services and a leading supplier of public transit services. The company’s businesses operate under the brands: Laidlaw Education Services, Greyhound Lines, Greyhound Canada and Laidlaw Transit. The company’s shares trade on the New York Stock Exchange (NYSE: LI). For more information on Laidlaw, visit the website: www.laidlaw.com.

About FirstGroup PLC

FirstGroup plc is the UK’s largest surface transportation company. FirstGroup operates passenger and freight rail services in the UK. Its passenger operations include regional, intercity and commuter services. FirstGroup is also the UK’s largest bus operator running more than one in five of all local bus services. In North America, FirstGroup has three operating divisions: yellow school buses (First Student), transit contracting and management services (First Transit) and vehicle maintenance and ancillary services (First Services). FirstGroup’s shares trade on the London Stock Exchange (LSE: FGP). For more information on FirstGroup, visit the website: www.firstgroup.com.

Forward-Looking Statements

Certain statements contained in this press release, including statements that are not historical facts, are forward-looking statements made under the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to: (i) the ability to successfully integrate Laidlaw and FirstGroup into a combined company and execute its business strategy; (ii) economic and other market factors, including competitive pressures in the transportation industry and changes in pricing policies; (iii) the ability to implement initiatives designed to realize synergies, increase operating efficiencies or improve results; (iv) continued increases in prices of fuel and potential shortages; (v) control of costs related to accident and other risk management claims; (vi) the potential for rising labor costs and actions taken by organized labor unions; (vii) terrorism and other acts of violence; (viii) other risks and uncertainties related to the proposed transaction, including but not limited to the satisfaction of conditions to closing; including receipt of regulatory and other approvals; and (ix) other risks and uncertainties described in Laidlaw’s filings with the Securities and Exchange Commission (SEC).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. Laidlaw undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures Laidlaw makes on related subjects as may be detailed in Laidlaw’s other filings made from time to time with the SEC.

Contact:
Jeff McDougle
Vice President, Treasurer
Phone: 630-848-3146